Exhibit 32.1

Certification of Chief Executive Officer and Acting Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Acting Chief Financial Officer of Navidec Financial Services, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

a.
The Annual Report on Form 10-K of the Company for the year ended December 31, 2008 (the “Report”) filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Navidec Financial Services, Inc.

Date April 14, 2009	By:	/s/ John McKowen
Name John McKowen
Title Chairman, Chief Executive Officer, President and Acting Chief Financial Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.